EXHIBIT 1.1

AGENCY AGREEMENT

July 9, 2008
Apollo Gold Corporation
5655 S. Yosemite Street
Suite 200
Greenwood Village, CO, USA

Attention:	Mr. R. David Russell,
President, CEO and Director

Dear Sir:

Haywood Securities Inc. (“Haywood”) and Blackmont Capital Inc. (together with Haywood, the “Agents”) understand that Apollo Gold Corporation (the “Corporation”) proposes to issue and sell a minimum of 40 million units of the Corporation (the “Units”) and a maximum of 80 million Units at a price of $0.50 per Unit (the “Issue Price”) for gross proceeds of up to $40 million. Each Unit will be comprised of one common share (each a “Unit Share”) in the capital of the Corporation and one half of one common share purchase warrant (each a “Warrant”). The Units will separate into Unit Shares and Warrants immediately upon issue. The Issue Price in the United States will be U.S. $0.495 per Unit (based on prevailing U.S. - Canadian dollar exchange rates as of the date of the Final Prospectus (as defined below)). The Issue Price in Canada and internationally outside of Canada will be payable in Canadian dollars.

Each whole Warrant will entitle the holder thereof to acquire one common share in the capital of the Corporation (a “Warrant Share”) at an exercise price of $0.65 expiring thirty-six months (the “Expiry Date”) following the Closing Date (as defined herein). The Warrants shall be duly created and issued pursuant to and governed by, the Warrant Indenture (as defined herein). The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the Warrant Indenture and the certificates representing the Warrants (“Warrant Certificates”). In case of any inconsistency between the description of the Warrants in this Agreement and the terms of the Warrants as set forth in the Warrant Indenture, the provisions of the Warrant Indenture shall govern.

To that end, the Agents understand that the Corporation is eligible to file and has prepared and filed (i) a preliminary short form prospectus dated May 13, 2008 (the “Initial Preliminary Prospectus”) and an amended and restated preliminary short form prospectus dated July 2, 2008 (the “Amended Preliminary Prospectus”) with respect to the qualification for Distribution (as defined herein) to the public of the Units (the Initial Preliminary Prospectus and the Amended Preliminary Prospectus are collectively referred to herein as the “Preliminary Prospectus”) and will prepare and file by no later than 5:00 p.m. (Toronto time) on July 9, 2008, or such later date as the Corporation and Haywood on behalf of the Agents may agree a (final) short form prospectus (the “Final Prospectus”) and all related documents, with the securities regulatory authority in each of the provinces of Canada, except Quebec, (the securities regulatory authorities, collectively, the “Qualifying Authorities”, and the provinces, collectively, the “Qualifying Provinces”) in order to qualify for Distribution (as defined below) to the public the Units in each of the Qualifying Provinces, and (ii) a registration statement on Form S-3 (File No. 333- 150431) (the “Registration Statement”) and a related preliminary prospectus supplement dated May 13, 2008 (the “Initial U.S. Supplement”) and an amended preliminary prospectus supplement dated July 2, 2008 (the “Amended U.S. Supplement”) (the Initial U.S. Supplement and the Amended U.S. Supplement are collectively referred to herein as the “U.S. Preliminary Prospectus Supplement”) filed with the SEC (as defined herein) in order to register the Unit Shares, the Warrants and the Warrant Shares with the SEC for distribution in the United States and will prepare and file with the SEC by no later than 5:00 p.m. (Toronto time) on July 9, 2008, a Free Writing Prospectus containing pricing information and, within the time periods required under the U.S. securities laws, a final prospectus supplement (the “U.S. Final Prospectus Supplement”) and all related documents.

Based on the foregoing, and subject to the terms and conditions contained in this Agreement, the Corporation hereby appoints the Agents to act as the sole and exclusive agents of the Corporation, and the Agents hereby severally agree to act as the agents of the Corporation, to effect the sale of the Units on behalf of the Corporation on a “best efforts” basis to Purchasers (as hereinafter defined) resident in the Qualifying Provinces and the United States and in those jurisdictions outside of Canada and the United States as may be agreed to by the Corporation and the Agents, acting reasonably, through private placements or other offerings on an exempt basis and provided that the Corporation shall not become obligated to file a registration statement or prospectus outside of Canada and the United States. The Agents may appoint their respective U.S. Affiliates to effect sales of the Units in the United States It is understood and agreed that the Agents are under no obligation to purchase any of the Units, although the Agents may subscribe for Units if they so desire.

The offering of the Units by the Corporation is hereinafter referred to as the “Offering”.

The Corporation shall pay to the Agents a commission in the amount of 6.5% of the gross proceeds of the Offering in partial consideration of the services to be provided by the Agents under this Agreement (the “Agents’ Fee”), as set forth in Section 5 of this Agreement.

As additional compensation for the services to be rendered by the Agents in connection with the Offering, the Corporation shall grant to the Agents compensation options (the “Compensation Options”) to purchase up to such number of Units (the “Compensation Units”), as is equal to 6% of the aggregate number of Units sold in the Offering. The Compensation Options may be exercised, in whole or in part, during the term thereof, at an exercise price per Compensation Unit equal to $0.60, at any time during the period commencing on the Closing Date (as defined herein) and ending on the date that is 48 months following the Closing Date. The Corporation shall execute and deliver to the Agents at the Closing Time certificates evidencing the Compensation Options (the “Compensation Option Certificates”) to which the Agents are entitled in a form to be agreed upon by the Agents and the Corporation, acting reasonably. Each Compensation Unit shall consist of one common share of the Corporation and one-half of one common share purchase warrant, with each whole warrant entitling the holder thereof to acquire one common share of the Corporation at an exercise price of $0.78 per share and expiring 48 months from the Closing Date.

If the Compensation Options are unavailable for any reason, the Corporation agrees to pay to the Agents other compensation of comparable value to the Compensation Options. Such other compensation shall be agreed to between the Corporation and the Agents, acting reasonably.

TERMS AND CONDITIONS

The following are the terms and conditions of the agreement between the Corporation and the Agents:

Section 1	DEFINITIONS AND INTERPRETATION

(a)	Unless otherwise defined in this Agreement, the following terms shall have the following meanings:

“1940 Act” means the U.S. Investment Company Act of 1940, as amended;

“Agents Unit” means a unit consisting of one common share of the Corporation and one half of one Agents’ Warrant to be issued as part of the Agents’ Fee;

“Agents Warrant” means a common share purchase warrant of the Corporation comprising a part of the Agents’ Units entitling the holder thereof to acquire one common share of the Corporation at an exercise price of $0.65 per share and expiring 36 months from the Closing Date;

“AMEX” means the American Stock Exchange;

“Black Fox Property” means an advanced development stage gold property located 75 kilometres east of Timmins, Ontario within the Dector - Porcupine gold district;

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in Toronto, Ontario;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Provinces and the respective rules and regulations and instruments under such laws, together with applicable published policy statements, notices and orders of the Qualifying Authorities;

“Closing” means the sale of the Units by the Corporation;

“Closing Date” means July 21, 2008 or such earlier or later date as the Corporation and the Agents may agree upon in writing, acting reasonably, provided that in no event shall the Closing Date be more than 90 days after the issuance of the Final Prospectus;

“Closing Time” means 8:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and Agents may agree;

“Compensation Shares” means the common shares of the Corporation comprising a part of the Compensation Units;

“Compensation Warrant” means a common share purchase warrant of the Corporation comprising a part of a Compensation Unit entitling the holder thereof to acquire one common share of the Corporation at an exercise price of $0.78 per share and expiring 48 months from the Closing Date;

“Compensation Warrant Shares” means the common shares of the Corporation which may be issued on the exercise of the Compensation Warrants;

“Continuous Disclosure Materials” means all documents published or filed by the Corporation with (i) the Qualifying Authorities, (ii) the SEC, (iii) the AMEX, or (iv) the TSX, in each case since December 31, 2007;

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing material indebtedness for borrowed money, other than inter-company debt instruments;

“Decision Document” means a decision document issued by the Principal Regulator pursuant to National Policy 11-202 of the Canadian Securities Administrators and which evidences the receipt by the Qualifying Authorities for the Preliminary Prospectus or the Final Prospectus, as the case may be;

“Distribution” means “distribution” of the Units or “distribution to the public” of the Units as those terms are defined under applicable Canadian Securities Laws;

“Documents Incorporated by Reference” means, collectively, the documents specified in the Offering Documents as being incorporated therein by reference;

“Financial Information” means all financial statements of the Corporation and the Corporation’s management’s discussion and analysis included or incorporated by reference in the Offering Documents;

“FINRA” means the Financial Industry Regulatory Authority, Inc.;

"Huizopa Property" means the block of mining concession claims of approximately 170 square kilometres located in the Sierra Madres in Chihuahua, Mexico;

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the U.S. Securities Act related to the offer of the Units in the United States;

“Leased Premises” means the premises which are material to the Corporation or any of the Subsidiaries, and which the Corporation or any of the Subsidiaries occupies as tenant and which, for the avoidance of doubt, shall not include any mineral tenures;

“Material Adverse Effect” means a material adverse change in the condition (financial or otherwise), or in the properties, affairs, operations, assets or liabilities of the Corporation and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business;

“Material Agreement” means any material note, indenture or other form of indebtedness and any material contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any of the Subsidiaries is a party or by which a material portion of the assets of the Corporation and the Subsidiaries considered as one enterprise are bound;

“Material Properties” means the Black Fox Property and the Montana Tunnels Property;

“Material Subsidiary” means Montana Tunnels Mining, Inc.

“Montana Tunnels Property” means the open-pit, poly-metallic mine and mill located approximately five miles west of Jefferson County, Montana;

“Offering” has the meaning ascribed thereto at page 2 hereof;

“Offering Documents” means, collectively, the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the U.S. Preliminary Prospectus Supplement, the U.S. Final Prospectus Supplement and, where applicable, the Documents Incorporated by Reference;

“Outstanding Convertible Securities” means all existing rights, agreements, arrangements or options, present or future, contingent or absolute, or any right or privilege capable of becoming a right, agreement or option, for the purchase, subscription or issuance of any common shares of the Corporation or any other security convertible into or exchangeable for common shares of the Corporation, including options granted to officers, directors or employees, whether issued pursuant to an established plan or otherwise;

“Principal Regulator” means the Ontario Securities Commission;

“Prospectus Amendment” means any amendment to any or all of the Preliminary Prospectus or the Final Prospectus required to be prepared and filed by the Corporation under applicable Canadian Securities Laws in connection with the Distribution;

“Purchasers” means all of the purchasers of the Units;

“SEC” means the United States Securities Exchange Commission;

“Subsidiaries” means the entities set out in Schedule “A” attached hereto (which schedule is incorporated into and forms part of this Agreement) in which the Corporation holds the percentages of securities or other ownership interests therein set forth;

“Supplementary Material” means, collectively, any amendment or supplement to the Preliminary Prospectus or the Final Prospectus, any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Corporation under Canadian Securities Laws prior to the Closing Time or, where such documents are deemed to be incorporated by reference into the Preliminary Prospectus or the Final Prospectus, prior to the expiry of the period of Distribution of the Units;

“Survival Limitation Date” means the latest of: (i) the second anniversary of the Closing Date, (ii) the latest date under Canadian Securities Laws relevant to a purchaser of any Units (non-residents of Canada or the United States being deemed to be resident in the Province of Ontario for such purposes) that a purchaser of Units may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material, and (iii) the latest date under U.S. Securities Laws relevant to a purchaser of any Units in the United States that a purchaser of Units may be entitled to commence an action in the United States with respect to a misrepresentation contained in the U.S. Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus and the U.S. Final Prospectus Supplement;

“Transaction Documents” has the meaning ascribed thereto in Section 4(b) hereof;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Affiliate” means the U.S. registered broker-dealer affiliate of any Agent;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” means a U.S. person as that term is defined in Regulation S adopted by the SEC under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means the applicable blue sky or securities legislation in the United States or any state or territory of the United States or the District of Columbia, together with the U.S. Exchange Act and the U.S. Securities Act and the rules and regulations of the SEC thereunder; and

“Warrant Indenture” means the warrant indenture dated the Closing Date entered into between the Corporation and CIBC Mellon Trust Company in connection with the Warrants.

(b)
The division of this Agreement into sections, paragraphs, subparagraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, paragraphs, subparagraphs and other subdivisions are to sections, paragraphs, subparagraphs and other subdivisions of this Agreement.

(c)	Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

(d)
The Unit Shares and Warrants comprising the Units to be issued and sold by the Corporation hereunder shall be duly and validly created and issued by the Corporation and, when issued and sold by the Corporation, such Unit Shares and Warrants shall have the rights, privileges, restrictions and conditions that conform in all material respects to the rights, privileges, restrictions and conditions set forth in the Offering Documents and Transaction Documents.

Section 2	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE AGENTS

(a)	The Agents:

(i)
shall offer the Units for sale, directly and through other investment dealers and brokers (the Agents, together with such other investment dealers and brokers, are referred to herein as the “Selling Firms”), only as permitted by and in compliance with all relevant laws and regulatory requirements, upon the terms and conditions set forth in the Preliminary Prospectus and the U.S. Preliminary Prospectus Supplement and in this Agreement and will require each Selling Firm to so agree and shall cause any offer and sales of the Units in the United States to be conducted through the U.S. Affiliates of the Selling Firms and in compliance with all relevant United States laws and regulatory requirements;

(ii)
shall not solicit offers to purchase or sell the Units so as to require registration thereof or filing of a prospectus or similar document with respect thereto under the laws of any jurisdiction other than the Qualifying Provinces and the United States, and will require each Selling Firm to agree with the Agents not to so solicit or sell. For the purposes of this paragraph (a) of this Section 2, the Agents shall be entitled to assume that the Units are qualified for Distribution in any Qualifying Province where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable Qualifying Authority following the filing of the Final Prospectus and have been registered for sale in the United States under the Registration Statement;

(iii)
covenant and agree that, if they offer to sell or sell any Units in jurisdictions other than the Qualifying Provinces and through the U.S. Affiliates in the United States, such offers and sales shall be effected in accordance and compliance with the applicable laws of such jurisdictions and shall be effected in such manner so as not to (i) require the registration of the Units, or the filing of a prospectus or other document with respect thereto; or (ii) subject the Corporation to any additional continuous disclosure or similar reporting requirements or to submission to jurisdiction or require that the Corporation name an agent for service of process under the laws of any jurisdiction outside the Qualifying Provinces or the United States;

(iv)	shall use all reasonable efforts to complete and to cause the other Selling Firms to complete the Distribution as soon as practicable;

(v)
through Haywood, shall notify the Corporation when, in Haywood’s opinion, the Agents and the other Selling Firms have ceased the Distribution, and shall provide a breakdown of the number of Units distributed: (i) in each of the Qualifying Provinces where such breakdown is required for the purpose of calculating fees payable to securities regulatory authorities; and (ii) in any other jurisdictions;

(vi)
shall not make any representations or warranties with respect to the Corporation or the Units other than, as to units distributed in Canada, as set forth in the Preliminary Prospectus, the Final Prospectus, and the Supplementary Material, and, as to units distributed in the United States, as set forth in the U.S. Preliminary Prospectus Supplement, the U.S. Final Prospectus Supplement, and any Issuer Free Writing Prospectus; and

(vii)
upon the Corporation obtaining the necessary Decision Documents, deliver one copy of the Final Prospectus (together with any amendments thereto) to persons resident in the Qualifying Provinces who are to acquire the Units.

(viii)
represent, warrant and agree that, except for the Issuer Free Writing Prospectus dated May 28, 2008 and any Issuer Free Writing Prospectus prepared in connection with pricing of the Units, the Agents have not prepared, used or referred to, and will not, without the Corporation's prior consent, prepare, use or refer to, any free writing prospectus (as defined in Rule 405 under the U.S. Securities Act) or other offering material in connection with the offering of the Units.

Section 3	COVENANTS OF THE CORPORATION

The Corporation covenants with the Agents that:

(a)
Final Prospectus. The Corporation shall, as soon as possible, and in any event by not later than 5:00 p.m. (Toronto time) on July 9, 2008, (i) obtain from the Principal Regulator, a Decision Document in respect of the Final Prospectus, and fulfill all other requirements as appropriate in order to qualify the Units for Distribution in the Qualifying Provinces by the Agents and the Selling Firms, and (ii) file the U.S. Final Prospectus Supplement with the SEC.

(b)
Halt Trading of Common Shares. Upon the request of Haywood, on behalf of the Agents, the Corporation shall request a trading halt of its common shares on the TSX as the Agents shall reasonably require in connection with the dissemination of news releases related to the Offering.

(c)
Compliance with Securities Regulations and Commission Requests. During the period commencing on the date of this Agreement until the Agents notify the Corporation of the completion of the Distribution, the Corporation will promptly inform the Agents, and confirm by notice in writing of the full particulars of:

(i)	when any supplement to the Offering Documents, any Supplementary Material or any Issuer Free Writing Prospectus shall have been filed with a Qualifying Authority or the SEC;

(ii)
of any request by any Qualifying Authority or the SEC to amend or supplement the Preliminary Prospectus, the Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus Supplement or for any additional information or for additional information in respect of the Offering;

(iii)
of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Corporation, threatening of any proceedings for any such purpose;

(iv)
the receipt by the Corporation of any material communication, whether written or oral, from any Qualifying Authority, the TSX, the AMEX, the SEC or any other competent authority, including, without limitation, any other governmental or regulatory body, relating to the Preliminary Prospectus, the Final Prospectus, the Registration Statement, the U.S. Preliminary Prospectus Supplement or the U.S. Final Prospectus Supplement or the Offering;

(v)
any notice or other correspondence received by the Corporation from any Qualifying Authority, the TSX, the AMEX, the SEC or any other competent authority, including, without limitation, any other governmental or regulatory body, requesting any information, meeting or hearing relating to the Corporation or its securities, the Offering or any other event or state of affairs that the Corporation reasonably believes would have a Material Adverse Effect; or

(vi)
of the issuance by any Qualifying Authority, the TSX, the AMEX, the SEC or any other competent authority, including, without limitation, any other governmental or regulatory body, of any order having the effect of ceasing or suspending the Distribution or the trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threat of institution of any proceedings for any such purpose. The Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the Distribution or the trading in the common shares of the Corporation and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(d)
Due Diligence. Prior to the filing of the Preliminary Prospectus and the U.S. Preliminary Prospectus Supplement, and thereafter and prior to the filing of the Final Prospectus and the U.S. Final Prospectus Supplement, and, if applicable, prior to the filing of any Prospectus Amendments and prior to the filing of any Supplementary Materials, including on the intervening weekends, the Corporation shall, and shall have allowed, the Agents to participate fully in the preparation of such documents and shall have allowed the Agents (including their agents, counsel and other representatives) to conduct all due diligence which the Agents may wish to conduct in order to fulfil their obligations as agents, and in order to enable the Agents to responsibly execute any certificate required by Canadian Securities Laws to be executed by the Agents.

(e)
Filing of Amendments. The Corporation will not at any time file or make any amendment to the Offering Documents, or any Supplementary Material, of which the Agents shall not have previously been advised and furnished a copy, or to which the Agents shall have reasonably objected promptly after reasonable notice thereof.

(f)
Delivery of Filed Documents. Immediately prior to the filing of the Preliminary Prospectus, the U.S. Preliminary Prospectus Supplement, the Final Prospectus or the U.S. Final Prospectus Supplement, as the case may be, the Corporation shall deliver to the Agents (it being understood and agreed that any Documents Incorporated by Reference and any Supplementary Material that has been filed and is available on the SEC’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed delivered for the purposes of this Section 3(f):

(i)
a copy of the Preliminary Prospectus or the Final Prospectus, as the case may be, including all Documents Incorporated by Reference and any Supplementary Material signed and certified as required by Canadian Securities Laws, as applicable; and

(ii)
a copy of any other document required to be filed by the Corporation in compliance with Canadian Securities Laws and U.S. Securities Laws, including signed copies of all consents of experts required pursuant to section 4.2(a)(vii) of National Instrument 44-101 of the Canadian Securities Administrators, in form and substance satisfactory to the Agents.

(g)
Delivery of Prospectuses. The Corporation shall have prepared and delivered to each Agent, without charge, as many commercial copies of the Preliminary Prospectus and the U.S. Preliminary Prospectus Supplement as such Agents have reasonably requested, and the Corporation hereby consents to the use of such copies for the purposes permitted by Canadian Securities Laws and U.S. Securities Laws. The Corporation will deliver to each Agent, without charge, during the period when the Final Prospectus is required to be delivered under Canadian Securities Laws, such number of commercial copies of the Final Prospectus (as supplemented or amended) as such Agent may reasonably request. The Corporation shall have prepared and delivered to each U.S. Affiliate, without charge, such number of commercial copies of the U.S. Final Prospectus Supplement (as supplemented or amended) as such U.S. Affiliate may reasonably request. Such deliveries shall be effected as soon as possible, and in any event with respect to the Preliminary Prospectus and the Final Prospectus on or before a date two Business Days after receipt of the applicable Decision Document referred to in paragraph (a) of this Section 3.

(h)
Continued Compliance with Canadian Securities Laws and United States Securities Laws. In addition to the foregoing, the Corporation will comply with section 57 of the Securities Act (Ontario) and with the comparable provisions of Canadian Securities Laws, and, after the date hereof and prior to the completion of the Distribution, the Corporation will promptly advise the Agents in writing of the full particulars of any material change (as defined in the Securities Act (Ontario)) in the assets, liabilities, business or operations of the Corporation on a consolidated basis, or of any change in any material fact (as defined in the Securities Act (Ontario)) contained or referred to in the Preliminary Prospectus, the U.S. Preliminary Prospectus Supplement, the Final Prospectus, the U.S. Final Prospectus Supplement or any Prospectus Amendment or Supplementary Material which is, or may be, of such a nature as to render any of them untrue, false or misleading in any material respect, result in a misrepresentation (as defined in the Securities Act (Ontario)), or result in any of such documents not complying with the laws of any jurisdiction in which the Units are to be offered for sale. Subject to paragraph (e) of this Section 3, the Corporation will promptly prepare and file with the Qualifying Authorities and the SEC any amendment or supplement thereto which in the opinion of the Agents and the Corporation, each acting reasonably, may be necessary or advisable to correct such untrue or misleading statement or omission.

(i)	Use of Proceeds. The Corporation will use the net proceeds received by it from the sale of the Units in the manner to be specified in the Final Prospectus under the heading “Use of Proceeds”.

(j)
Listing. Prior to, or in the case of the AMEX, within one Business Day of, filing of the Final Prospectus with the Qualifying Authorities and the U.S. Final Prospectus Supplement with the SEC, the Corporation will file or cause to be filed with the TSX and the AMEX all necessary documents and will take, or cause to be taken, all necessary steps to ensure that the Unit Shares, the Warrant Shares issuable upon the exercise of the Warrants, the common shares of the Corporation issued as part of the Agents' Fee, the common shares of the Corporation issuable upon the exercise of Agents’ Warrants issued as part of the Agents' Fee, the Compensation Shares issuable upon the exercise of the Compensation Options and the Compensation Warrant Shares issuable upon the exercise of the Compensation Warrants have been approved (or conditionally approved) for listing and for trading on the TSX and the AMEX, subject only to satisfaction by the Corporation of the standard listing conditions, and the Corporation shall thereafter, fulfill the listing conditions within the time period prescribed by the TSX and the AMEX.

(k)
Delivery of Documents at the Time of Filing of Final Prospectus. The Corporation shall deliver to the Agents contemporaneously with or prior to the filing of the Final Prospectus with the Qualifying Authorities:

(i)	the comfort letter of its auditors, Deloitte & Touche LLP referred to in subparagraph (a)(iv) of Section 7 of this Agreement; and

(ii)
a letter from the TSX advising the Corporation of the approval or the conditional approval for the listing of the Unit Shares, the Warrant Shares issuable upon the exercise of the Warrants, the common shares of the Corporation issued as part of the Agents' Fee, the common shares of the Corporation issuable upon the exercise of Agents’ Warrants issued as part of the Agents' Fee, the Compensation Shares issuable upon the exercise of the Compensation Options and the Compensation Warrant Shares issuable upon the exercise of the Compensation Warrants.

(l)
Supplementary Material. The Corporation shall deliver to the Agents contemporaneously with or prior to the filing of any Supplementary Material with any Qualifying Authority, comfort letters from Deloitte & Touche LLP relating to the Supplementary Material in the form and substance of the comfort letter described in subparagraph (k)(i) of this Section 3.

(m)
Changes. Notwithstanding anything to the contrary herein, from the date of this Agreement until the end of the period of Distribution under the Final Prospectus, the Corporation shall promptly notify the Agents in writing of:

(i)
any material change (as defined in the Securities Act (Ontario)) in the condition (financial or otherwise), or in the properties, business, prospects, affairs, operations, assets or liabilities of the Corporation and the Subsidiaries considered as one enterprise whether or not arising in the ordinary course of business;

(ii)
any change in any fact contained in the Offering Documents or Supplementary Material, which change is or may be of such a nature as to render the Offering Documents or any Supplementary Material misleading or untrue in any material respect or result in a misrepresentation (as defined in the Securities Act (Ontario)) therein; or

(iii)
any change in applicable laws, materially and adversely affecting, or which would reasonably be expected to materially and adversely affect, the condition (financial or otherwise), or the properties, business, affairs, operations, assets or liabilities of the Corporation and the Subsidiaries considered as one enterprise, the Units or the Distribution thereof, under the Final Prospectus.

(n)
Free Writing Prospectus. Any free writing prospectus that the Corporation is required to file pursuant to Rule 433(d) under the U.S. Securities Act has been, or will be, filed with the SEC in accordance with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder. Each free writing prospectus that the Corporation has filed, or is required to file, pursuant to Rule 433(d) under the U.S. Securities Act or that was prepared by or on behalf of or used or referred to by the Corporation complies or will comply in all material respects with the requirements of the U.S. Securities Act and the applicable rules and regulations of the SEC thereunder. Except for the Issuer Free Writing Prospectus dated May 28, 2008, and any Issuer Free Writing Prospectus filed in connection with the pricing of the Units the Corporation has not prepared, used or referred to, and will not, without the Agents’ prior consent, prepare, use or refer to, any free writing prospectus.

Section 4	REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to the Agents as of the date hereof and as of the Closing Time, and understanding that the same are being relied upon by the Agents in entering into this Agreement, as follows:

(a)
Compliance with Prospectus Requirements. The Corporation meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 of the Canadian Securities Administrators. No order suspending the Distribution has been issued by the Qualifying Authorities under Canadian Securities Laws and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, are contemplated by any Qualifying Authority, and any request on the part of any Qualifying Authority for additional information has been complied with. The Corporation has filed a Registration Statement Form S-3 with the SEC which was declared effective by the SEC as of May 7, 2008.

At all times up to the Closing Time:

(i)	the Final Prospectus will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Qualifying Authorities;

(ii)
none of the Offering Documents nor any amendment or supplement thereto contains or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

(iii)
each of the Offering Documents, and any Supplementary Material or any amendment or supplement thereto constitutes and will constitute full, true and plain disclosure of all material facts relating to the Corporation and the Subsidiaries, considered as one enterprise, and the Units, and does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in subparagraph (ii) of this Section 4(a) and this subparagraph (iii) do not apply to statements relating solely to the Agents or furnished by the Agents concerning the Agents or the U.S. Affiliates under the section “Plan of Distribution” contained in the Offering Documents, any Prospectus Amendment or Supplementary Material.

(b)
Good Standing of the Corporation. The Corporation is a corporation duly continued, validly existing, and in good standing under the laws of the Yukon Territory and has the corporate power and authority to own, lease and operate its properties and to conduct its business as now carried on by it; and to enter into, deliver and perform its obligations under this Agreement, the Warrant Indenture, the Warrant Certificates, the Compensation Option Certificate, the indentures and/or certificates governing the Agents’ Warrants and Compensation Warrants, and any other agreement contemplated hereby (collectively, the “Transaction Documents”), and the Corporation is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Corporation is, and will at the Closing Time be, in compliance with the rules of the TSX and the AMEX.

(c)
Good Standing of Subsidiaries. The Corporation’s only material Subsidiaries are listed in Schedule “A” hereto which schedule is true and accurate in all respects. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) under the laws of the jurisdiction of its incorporation and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(d)
Ownership of Subsidiaries. The Corporation is the direct or indirect legal, beneficial and registered holder of the ownership interest in each of the Subsidiaries set out in Schedule “A” hereto, in each case, free and clear of all mortgages, liens, charges, pledges, security interests encumbrances, claims or demands whatsoever (other than pursuant to arrangements disclosed in the Continuous Disclosure Materials) and no person has any agreement or option or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase of all or any part of such securities (other than pursuant to arrangements disclosed in the Continuous Disclosure Materials), and all such securities have been validly issued and are outstanding as fully paid and non-assessable. Except with respect to the Subsidiaries, the Corporation is not a partner, co-tenant, joint venturer or otherwise a participant in any material partnership joint venture, co-tenancy or other similarly joint owned business except as disclosed in the Continuous Disclosure Materials.

(e)
Public Filings. The Corporation has filed all documents or information required to be filed by it under Canadian Securities Laws and U.S. Securities Laws. Each such document or item of information filed by the Corporation under such laws, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time at which it was filed with applicable securities regulators, including, without limitation, the Qualifying Authorities. The Corporation has not filed any confidential material change report with any securities regulatory authority or regulator or the TSX or similar report with AMEX that at the date hereof remains confidential.

(f)
Financial Statements. The Corporation’s audited consolidated financial statements as at, and for the year ended, December 31, 2007, together with the auditors’ report thereon and the notes thereto (the “Financial Statements”): (i) have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with prior periods (except as disclosed in the Financial Statements); (ii) have been reconciled to generally accepted accounting principles in the United States in accordance with and to the full extent required by applicable U.S. Securities Laws, (iii) are, in all material respects, consistent with the books and records of the Corporation; (iv) contain and reflect all material adjustments for the fair presentation of the results of operations and the financial condition of the business of the Corporation for the periods covered thereby; (v) present fairly, in all material respects, the financial position of the Corporation as at the dates thereof and the results of its operations and the changes in its financial position for the periods then ended; (vi) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation to the extent required under Canadian generally accepted accounting principles to be reflected therein; and (vii) do not omit to state any material fact that is required by generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading, respectively.

(g)
No Material Adverse Change in Business. There has not been any material adverse change in the assets, liabilities or obligations (absolute, contingent or otherwise) of the Corporation from the position set forth in the most recent of the Financial Statements and as set out in the Continuous Disclosure Materials and there has not been any material adverse change in the business, operations, capital, condition (financial or otherwise) or results of operations of the Corporation and the Subsidiaries (taken as a whole) since December 31, 2007, and, since that date, there have been no material facts, transactions, events or occurrences, other than as disclosed in the Continuous Disclosure Materials, that could reasonably be expected to materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of operations of the Corporation and the Subsidiaries (taken as a whole) that have not been disclosed in the Continuous Disclosure Materials.

(h)
Authorization. Each of the Transaction Documents has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(i)
Absence of Proceedings. Other than as disclosed in writing to the Agents, or in the Continuous Disclosure Materials, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any Subsidiary, which is required to be disclosed in the Offering Documents or the Supplementary Material and which is not so disclosed, or which if determined adversely, would reasonably be expected to result in a Material Adverse Effect, or which if adversely determined, would reasonably be expected to materially and adversely affect the properties or assets of the Corporation or any Subsidiary or which if determined adversely would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Corporation of its obligations hereunder, except as disclosed in the Continuous Disclosure Materials; the aggregate of all pending legal or governmental proceedings to which the Corporation or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Documents or the Supplementary Material include only ordinary routine litigation incidental to the business, properties and assets of the Corporation and the Subsidiaries and would not reasonably be expected to result in a Material Adverse Effect.

(j)	Authorization and Description of Securities Distributed. Prior to the filing of the Final Prospectus,

(i)
the Unit Shares will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to the Transaction Documents against payment of the consideration set forth herein, the Unit Shares will be duly created, validly issued and fully paid and non-assessable and when issued the Unit Shares will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Unit Shares is not subject to the pre-emptive rights of any shareholder of the Corporation; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Unit Shares has or will be validly taken;

(ii)
the Warrants and Agents’ Warrants will each be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to the Transaction Documents against payment of the consideration set forth herein, the Warrants and Agents’ Warrants will each be duly created and validly issued and when issued the Agents’ Warrants will each conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the Warrant Indenture and the indenture and/or certificate governing the Agents’ Warrants, as applicable; the issuance of the Warrants and Agents’ Warrants is not subject to the pre-emptive rights of any shareholder of the Corporation; and all corporate action required to be taken for the authorization, issuance, sale and delivery of each of the Warrants and Agents’ Warrants has or will be validly taken; and

(iii)
the Warrant Shares issuable upon the exercise of the Warrants and the common shares of the Corporation issuable on the exercise of the Agents’ Warrants will each be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to the Transaction Documents against payment of the consideration set forth herein, the Warrant Shares and the common shares of the Corporation issuable on the exercise of the Agents’ Warrants will each be duly created, validly issued and fully paid and non-assessable and when issued the Warrant Shares and the common shares of the Corporation issuable on the exercise of the Agents’ Warrants will each conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Warrant Shares and the common shares of the Corporation issuable on the exercise of the Agents’ Warrants is not subject to the pre-emptive rights of any shareholder of the Corporation; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Warrant Shares and the common shares of the Corporation issuable on the exercise of the Agents’ Warrants has or will be validly taken;

(k)	Authorization and Description of Compensation Options. Prior to the filing of the Final Prospectus,

(i)
the Compensation Options will be duly authorized for issuance and delivery to the Agents pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to the Transaction Documents, the Compensation Options will be duly created and validly issued, and when issued the Compensation Options will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Compensation Options is not subject to the pre-emptive rights of any securityholder of the Corporation; and all corporate action required to be taken for the authorization, issuance and delivery of the Compensation Units issuable upon exercise of the Compensation Options has or will be validly taken.

(ii)
the Compensation Shares issuable upon the exercise of the Compensation Options will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to the Transaction Documents against payment of the consideration set forth herein, the Compensation Shares will be duly created, validly issued and fully paid and non-assessable and when issued the Compensation Shares will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Compensation Shares is not subject to the pre-emptive rights of any shareholder of the Corporation; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Compensation Shares has or will be validly taken;

(iii)
the Compensation Warrants issuable upon the exercise of the Compensation Options will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to the Transaction Documents against payment of the consideration set forth herein, the Compensation Warrants will be duly created and validly issued and when issued the Compensation Warrants will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the Warrant Indenture; the issuance of the Compensation Warrants is not subject to the pre-emptive rights of any shareholder of the Corporation; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Compensation Warrants has or will be validly taken; and

(iv)
the Compensation Warrant Shares issuable upon the exercise of the Compensation Warrants will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to the Transaction Documents against payment of the consideration set forth herein, the Compensation Warrant Shares will be duly created, validly issued and fully paid and non-assessable and when issued the Compensation Warrant Shares will conform to all statements relating thereto contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Compensation Warrant Shares is not subject to the pre-emptive rights of any shareholder of the Corporation; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Compensation Warrant Shares has or will be validly taken;

(l)
Standing Under Securities Laws. The Corporation is a “reporting issuer” (or its equivalent) under Canadian Securities Laws of each of the Qualifying Provinces. The Corporation is a “reporting issuer” under Section 12 of the U.S. Exchange Act and is not in default in any material respect of any of the requirements of the U.S. Exchange Act. The Corporation is not currently in default in any material respect of any requirement of Canadian Securities Laws or U.S. Securities Laws and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the Qualifying Authorities or the SEC.

(m)	Authorized Capital. As at the date hereof, the authorized capital of the Corporation consists of an unlimited number of common shares.

(n)
Issued Shares. As at the close of business on July 8, 2008, 161,403,757 common shares of the Corporation were issued and outstanding as fully paid and non-assessable securities of the Corporation, exclusive of 650,000 common shares of the Corporation that the Corporation has agreed to issue to RMB Resources Inc. in connection with an amendment to the existing debt facility with RMB Australia Holdings Limited.

(o)
Listing of Common Shares. The common shares of the Corporation are listed and traded on the TSX and on the AMEX. The Corporation is a public reporting company or issuer or the equivalent only in the United States and Canada and is not in material default of any requirement of the securities laws of the United States or Canada. No order ceasing or suspending trading in any securities of the Corporation or the trading of any of the Corporation’s issued securities has been issued and no proceedings for such purpose are, to the knowledge of the Corporation, pending or threatened.

(p)
Transfer Agent and Registrar. CIBC Mellon Trust Company, at its office in the City of Toronto, Ontario, has been duly appointed the transfer agent and registrar for the common shares of the Corporation.

(q)
Outstanding Convertible Securities. Except as disclosed in the Offering Documents or in the Continuous Disclosure Materials, no person, firm or corporation, as of the close of business on July 8, 2008, has any Outstanding Convertible Securities.

(r)
Agreements Affecting Voting or Control. To the knowledge of the Corporation, except as disclosed in the Offering Documents and the Continuous Disclosure Materials, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Corporation or any of the Subsidiaries.

(s)	Conduct of Business.

(i)
Except as disclosed in the Continuous Disclosure Materials, the Corporation is not nor is any Subsidiary a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Corporation or any Subsidiary to compete in any line of business, transfer or move any of its assets or operations or which materially adversely affects the business practices, operations or condition of the Corporation.

(ii)
The Corporation and each of the Subsidiaries have all requisite corporate power and authority necessary to, and are qualified to, carry on each of its businesses as now conducted and to own or lease each of its properties and assets in all jurisdictions in which the Corporation and each of the Subsidiaries currently carries on business and/or owns or leases each of its properties and assets.

(iii)
Except as set forth in the Offering Documents, each of the Corporation and the Subsidiaries are licensed, registered or qualified, as applicable, in the jurisdictions in which it owns, leases or operates its property or carries on business to enable each of its businesses to be carried on as now conducted and to enable the Corporation and each of the Subsidiaries to own, lease and operate its property and assets where the failure to do so would have a Material Adverse Effect, and except as set forth in the Offering Documents all such licences, registrations and qualifications are and will as at the Closing Date be valid, subsisting and in good standing except where the failure to be so valid, subsisting and in good standing would not have a Material Adverse Effect.

(iv)
The Corporation or one or more of its Subsidiaries are parties to valid and subsisting agreements, documents or instruments pursuant to which the Corporation or one or more of its Subsidiaries holds interests in the Material Properties.

(t)	Properties, Business and Assets.

(i)
Except as set forth in the Offering Documents and the Continuous Disclosure Materials, the Corporation and each Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and with all laws, regulations, tariffs, rules, orders and directives material to its operation, including, without limitation, all applicable laws, regulations and statutes relating to mining and/or mining claims, concessions, licenses or leases, and, except as disclosed to the Agents and their counsel, the Corporation has not nor has any Subsidiary received any notice of the revocation or cancellation of, or any intention to revoke or cancel, any of the mining claims, concessions, licenses, leases or other instruments conferring mineral rights, including, without limitation, in respect of the Material Properties.

(ii)
The Corporation and, where applicable, its Subsidiaries, are the legal and beneficial owner of or holds a valid contractual interest in, all assets that are material to the Corporation and its Subsidiaries, taken as a whole, in each case except for liens, encumbrances and defects of title as disclosed in the Offering Documents or the Continuous Disclosure Material or such as would not have a Material Adverse Effect.

(iii)
The Corporation has no responsibility or obligation, nor has any Subsidiary, to pay any material amount of commission, royalty or similar payment to any person with respect to its property rights relating to the material assets of the Corporation and the Subsidiaries, including, without limitation, the mining claims, concessions, licenses and leases or other instruments conferring the mineral rights comprising the Material Properties, other than as disclosed in the Offering Documents or the Continuous Disclosure Materials.

(iv)
Any and all agreements pursuant to which the Corporation and each Subsidiary holds any of its material assets, including but not limited to the Material Properties, are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law. The Corporation is not nor is any Subsidiary in default of any of the material provisions of any such agreements, including, without limitation, failure to fulfill any payment or work obligation thereunder nor, to the knowledge of the Corporation, has any such default been alleged, except as disclosed to the Agents and their counsel, the Corporation is not aware of any disputes with respect thereto and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licenses, concessions, patented and unpatented claims pursuant to which the Corporation and each Subsidiary derives its interest in such material assets are in good standing and there has been no material default under any such leases, licenses, concessions, patented and unpatented claims and all real or other property taxes required to be paid with respect to such assets to the date hereof have been paid.

(u)	Permits, Licenses, etc.

(i)
Except as set forth in the Offering Documents or as disclosed in writing to the Agents neither the Corporation nor any of the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary to conduct the business now owned or operated by it which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect.

(ii)
In particular, without limiting the generality of the foregoing, except as set forth in the Offering Documents or as disclosed in writing to the Agents neither the Corporation nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modifications of any material mining or exploration authorities, permits or licenses, nor have any of them received notice of the revocations or cancellation of, or any intention to revoke or cancel, any mining claims, groups of claims, exploration rights, concessions or leases where such proceedings, revocations, modifications, or cancellations, would have a Material Adverse Effect.

(v)
Auditors. The auditors who audited the most recent financial statements of the Corporation are independent public accountants as required by Canadian Securities Laws and United States Securities Laws and there has never been any reportable event (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) with the present or any former auditor of the Corporation.

(w)	Taxes.

(i)
The Corporation and each of the Subsidiaries have filed all federal, provincial, state, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by the Corporation or a Subsidiary and any other assessment, fine or penalty levied against the Corporation or any of the Subsidiaries, to the extent that any of the foregoing is due and payable.

(ii)
The Corporation and each of the Subsidiaries have established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation or any of the Subsidiaries other than liens for taxes not yet due and payable, and there are no audits known by the Corporation’s management to be pending of the tax returns of the Corporation or any of the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no outstanding claims which have been or may be asserted relating to any such tax returns other than claims, if any, that the Corporation is disputing in good faith by appropriate proceedings, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a Material Adverse Effect.

(iii)
To the knowledge of the Corporation, no Canadian or foreign taxation authority has asserted or threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation or any of the Subsidiaries (including, without limitation, any predecessor companies) filed for any year which would have a Material Adverse Effect.

(x)
Material Agreements. Neither the Corporation, any of the Subsidiaries nor, to the knowledge of the Corporation, any other person is in material default in the observance or performance of any term or obligation to be performed by it under any Material Agreement and, to the knowledge of the Corporation, no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect.

(y)
No Brokerage or Finder’s Fee. Except for the Agents, there is no person acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or finder’s fee in connection with the Offering and, in the event any person acting or purporting to act for the Corporation establishes a claim for any such fee from the purchasers of the Units, the Corporation covenants to indemnify and hold harmless each Agent with respect thereto and with respect to all costs incurred in the defence thereof.

(z)
Corporate Records. The minute books and records of the Corporation and each of the Subsidiaries contain copies of all significant or material proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Corporation and the Subsidiaries from their respective dates of incorporation or formation. There have been no other meetings, resolutions or proceedings of the shareholders, boards of directors or any committees of the boards of directors of the Corporation or any of the Subsidiaries not reflected in such minute books and other records, other than those which have been disclosed to the Agents or which are not material to the Corporation or the Subsidiaries.

(aa)
Dividends. There is not in the articles of the Corporation, nor in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of common shares of the Corporation. During the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its common shares or other securities or agreed to do any of the foregoing.

(bb)	Leased and Owned Premises.

(i)
With respect to each of the Leased Premises, the Corporation or the Subsidiaries, as applicable, occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation or the Subsidiaries occupies the Leased Premises is in good standing and in full force and effect, except where the failure to be in good standing or in full force and effect would not have a Material Adverse Effect. The completion of the transactions described herein by the Corporation will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases.

(ii)
Any real property (and the buildings constructed thereon) in which the Corporation and each Subsidiary has an ownership interest (the “Real Property”) and the operations thereon are, to the best of the Corporation’s knowledge, in substantial compliance with all material applicable federal, provincial, state and municipal environmental, health and safety statutes, regulations and permits. None of such Real Property or operations is subject to any judicial or administrative proceeding alleging the violation of any federal, provincial, state or municipal environmental, health or safety statute or regulation or is subject to any investigation concerning whether any remedial action is needed to respond to a release of any Hazardous Material (as defined in subparagraph (ee)(i) of this (Section 4) into the environment.

(cc)
Labour Disruptions. Other than as set forth in the Continuous Disclosure Materials, there has not been in the last two (2) years and there is not currently any labour disruption or conflict which did have or would have a Material Adverse Effect on the carrying on of the Corporation’s or the Subsidiaries’ business. The Corporation’s employment contracts with all senior employees are in good standing and in full force and effect. No current or former director, officer, shareholder, employee or independent contractor of the Corporation or any person not dealing at arm’s length within the meaning of the Income Tax Act (Canada) with any such person is indebted to the Corporation or any Subsidiary, other than reimbursement of expenses in the ordinary course of business.

(dd)
Debt Instruments. Other than as disclosed in the Offering Documents, the Continuous Disclosure Materials and/or the Financial Statements, the Corporation and each of the Subsidiaries are not parties to, bound by or subject to:

(i)	any material Debt Instrument; or

(ii)	any agreement, contract or commitment to create, assume or issue any material Debt Instrument.

(ee)	Environmental Matters.

(i)
Neither the Corporation nor any Subsidiary has filed any notice under any federal, provincial, state or municipal law indicating past or present treatment, storage or disposal of a Hazardous Material (as defined below) other than in compliance with applicable law. To the best of the Corporation’s knowledge, except in compliance with applicable Environmental Laws, none of the Real Property or Leased Premises has at any time been used by the Corporation or any Subsidiary as a waste storage or waste disposal site or to operate a waste management business. To the best of the Corporation’s knowledge, the Corporation has no contingent liability nor has any Subsidiary any contingent liability of which the Corporation has knowledge, in connection with any release of any Hazardous Material on or into the environment from any of the Real Property or Leased Premises and operations thereon, except for customary reclamation obligations of the Corporation or its Subsidiaries required under applicable Environmental Laws. Neither the Corporation nor any Subsidiary generates, transports, treats, stores or disposes of any Hazardous Material on any of the Real Property or Leased Premises in contravention of applicable federal, provincial, state or municipal laws or regulations enacted for the protection of the natural environment or human health (collectively, “Environmental Laws”). To the best of the Corporation’s knowledge, no underground storage tanks or surface impoundments containing a petroleum product or Hazardous Material are located on any of the Real Property or Leased Premises in contravention of applicable Environmental Laws. For the purposes of this subparagraph, “Hazardous Material” means any contaminant, pollutant, subject waste, hazardous waste, deleterious substance, industrial waste, toxic matter or any other substance that when released into the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health and, without restricting the generality of the foregoing, includes any contaminant, pollutant, subject waste, deleterious substance, industrial waste, toxic matter or hazardous waste as defined by Environmental Laws.

(ii)
Other than as disclosed in the Continuous Disclosure Materials, without limiting the generality of subparagraph (ee)(i) of this Section 4, the Corporation and, to the best of the Corporation’s knowledge, each of the Subsidiaries:

A.	has operated the Real Property and the Leased Premises; and

B.	has received, handled, used, stored, treated, shipped and disposed of all Hazardous Materials,

in material compliance with all applicable Environmental Laws.

(iii)
There are no orders, rulings or directives issued, pending or, to the knowledge of the Corporation, threatened against the Corporation or any of the Subsidiaries under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or any of the Subsidiaries (including the Real Property and the Leased Premises) which would have a Material Adverse Effect, except for customary reclamation obligations of the Corporation and its Subsidiaries required under applicable Environmental Laws.

(iv)
No notice with respect to any of the matters referred to in this paragraph (ee), including any alleged violations by the Corporation or any of the Subsidiaries with respect thereto has been received by the Corporation or any of the Subsidiaries and no writ, injunction, order or judgment is outstanding, and no legal proceeding under or pursuant to any Environmental Laws or relating to the ownership, use, maintenance or operation of the property and assets of the Corporation or any of the Subsidiaries (including the Real Property and the Leased Premises) is in progress, pending or to the knowledge of the Corporation threatened, which would have a Material Adverse Effect. To the knowledge of the Corporation, there are no grounds on which any such legal proceeding might be commenced with any reasonable likelihood of success, which if successful, would have a Material Adverse Effect.

(ff)
Absence of Defaults and Conflicts. Neither the Corporation nor any of the Subsidiaries is in violation of its articles or other constating instrument or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Corporation or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation or any Subsidiary is subject (collectively, “Agreements and Instruments”), except where such default, breach or conflict would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of each of the Transaction Documents (including the authorization, issuance, sale and delivery of the Units and the use of the proceeds from the sale of the Units as described in the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Corporation with its obligations hereunder, have been duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or any Subsidiary pursuant to the Agreements and Instruments, nor will such action result in articles or by-laws of the Corporation or any Subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or any Subsidiary or any of their assets, properties or operations except for such liens, charges, encumbrances, violations or conflicts that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any Subsidiary.

(gg)
Mineral Information. The information set forth in the Offering Documents relating to the estimates by the Corporation of the indicated and inferred mineral resources has been reviewed and verified by the Corporation or independent consultants to the Corporation as disclosed in the Continuous Disclosure Materials and, except as disclosed in the Continuous Disclosure Materials, the mineral resource information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 of the Canadian Securities Administrators, and the method of estimating the mineral resources has been verified by mining experience and the information upon which the estimates of resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof except as disclosed in the Continuous Disclosure Materials.

(hh)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations under any of the Transaction Documents, in connection with the Distribution or the consummation of the transactions contemplated by any of the Transaction Documents, except (i) such as have been already obtained or as may be required under the U.S. Securities Laws, (ii) such as have been obtained, or as may be required, under Canadian Securities Laws (iii) such as have been obtained or as may be required, under the rules of the TSX and the AMEX.

(ii)
Other Reports and Information. There are no reports or information that in accordance with the requirements of any Qualifying Province or the SEC must be made publicly available in connection with the Distribution that have not been made publicly available as required; there are no documents required to be filed as of the date hereof with any Qualifying Authority or the SEC in connection with the Preliminary Prospectus, the U.S. Preliminary Prospectus Supplement, the Final Prospectus or the U.S. Final Prospectus Supplement that have not been, or will not be, filed as required.

(jj)
Unlawful Payment. Neither the Corporation nor any of the Subsidiaries nor, to the knowledge of the Corporation, any employee or agent of the Corporation or any Subsidiary, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any law, or made any payment to any foreign or Canadian or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by applicable law.

(kk)
Accounting Controls. The Corporation and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Canada and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll)
Market Manipulation. Neither the Corporation nor, to the best of the Corporation’s knowledge, any of the Corporation’s officers, directors or affiliates has taken, nor at the Closing Date will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Units.

(mm)
Investment Company Act. The Corporation is not, and upon the issuance and sale of the Units as herein contemplated, and the application of the net proceeds therefrom as described in the Offering Documents will not be required to register as, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

(nn)
Registration Rights. Other than as set forth in the Registration Statement or the Continuous Disclosure Material, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Corporation or any Subsidiary under the U.S. Securities Act.

(oo)
U.S. Tax Matters. The Corporation (i) was not a personal holding company (“PHC”) within the meaning of Section 542 of the Internal Revenue Code of 1986, as amended (the "Code"), or a controlled foreign corporation (“CFC”) with the meaning of Section 957 of the Code for its taxable year ended December 31, 2007 or for any previous taxable year, and (ii) expects that it will not constitute a PHC or a CFC for its current taxable year ending December 31, 2008.

(pp)
Passive Foreign Investment Company. If the Corporation or any of its direct or indirect subsidiaries were to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code for 2008 or 2009, the Corporation will use its reasonable best efforts to make available to a requesting U.S. Holder (as defined in the U.S. Final Prospectus Supplement under the caption “U.S. Federal Income Tax Consequences”) the information necessary for such U.S. Holder to make a qualified electing fund election within the meaning of Section 1295 of the Code, with respect to the Corporation and each direct or indirect subsidiary which is a PFIC and in which the Corporation owns more than 50% of such direct or indirect subsidiary total aggregate voting power.

Section 5	COMPENSATION OF THE AGENTS

In return for their services in respect of the Distribution, including (i) acting as financial advisors to the Corporation, (ii) assisting in the preparation of the Offering Documents (and any Supplementary Material), (iii) advising on the final terms and conditions of the Distribution, (iv) forming and managing a selling group for the sale of the Units, and (v) performing administrative work in connection with the Distribution, the Corporation agrees to pay to the Agents at the Closing Time the Agents' Fee. At the sole option of the Agents, the Agents' Fee may be paid by the Corporation in cash, by the issuance of Agents’ Units or a combination of cash and Agents’ Units as determined by the Agents. The Agents' Units issued as part of the Agents' Fee shall be deemed to be issued at the price of $0.50 per Unit. A corporate finance fee of $100,000 will be payable to Haywood on the Closing Date and will be credited against the portion of the Agents’ Fee payable to Haywood hereunder.

As additional compensation for the services to be rendered by the Agents in connection with the Offering, the Corporation shall grant to the Agents Compensation Options to purchase in the aggregate up to such number of Compensation Units as is equal to 6% of the aggregate number of Units sold in the Offering. The Compensation Options may be exercised, in whole or in part, during the term thereof, at an exercise price per Compensation Unit equal to $0.60, at any time during the period commencing on the Closing Date and ending on the date that is 48 months following the Closing Date. The Corporation shall execute and deliver to the Agents at each Closing Time Compensation Option Certificates to which the Agents are entitled in a form to be agreed upon by the Agents and the Corporation, acting reasonably.

If the Compensation Options are unavailable for any reason, the Corporation agrees to pay the Agents other compensation of comparable value to the Compensation Options. Such other compensation shall be agreed to between the Corporation and the Agents, acting reasonably.

Section 6	CLOSING

(a)
Payment of the Purchase Price. Payment of the purchase price for the Units shall be made at the offices of Fogler Rubinoff LLP, Toronto, Ontario, or at such other place as shall be agreed upon by the Agents and the Corporation, at the Closing Time. At the Closing Time, subject to the terms and conditions contained in this Agreement, the Corporation shall deliver to the Agents at the offices of Fraser Milner Casgrain LLP, Toronto, Ontario, certificates representing the Unit Shares and Warrants against payment of the purchase price less the Agents’ Fee.

(b)
Denominations; Registration of Certificates. Certificates for the Unit Shares and Warrants shall be in such denomination and registered in such names as the Agents may request in writing at least two (2) full Business Days before the applicable Closing Time.

Section 7	CONDITIONS OF THE AGENTS' OBLIGATIONS

(a)
The obligations of the Agents to complete the Closing and of the Purchasers to purchase the Units are subject to the following conditions, which conditions are for the sole benefit of the Agents and may only be waived by the Agents in their sole discretion:

(i)
Certificate of Officers. The Corporation delivering at the Closing Time a certificate signed on behalf of the Corporation by the Chief Executive Officer of the Corporation and the Chief Financial Officer of the Corporation, addressed to the Agents and dated the Closing Date, in a form satisfactory to the Agents’ counsel, acting reasonably, certifying for and on behalf of the Corporation, and not in their personal capacities, that:

A.
the Corporation has complied in all material respects with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time on the Closing Date;

B.
no order, ruling or determination (including any stop order) having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Units or any of the Corporation’s issued securities has been issued and no proceeding for such purpose is pending or, to the knowledge of such officers, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

C.
no material change relating to the Corporation and the Subsidiaries, considered as one enterprise, has occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis that remains subject to confidentiality; and

D.
all of the representations and warranties made by the Corporation in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(ii)	Canadian Prospectuses. The Corporation receiving a Decision Document in respect of the Final Prospectus by the time set forth in Section 3 of this Agreement;

(iii)
Adverse Proceedings. At the Closing Time on the Closing Date, no order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Units or any of the Corporation’s securities being issued in connection therewith and no proceeding for such purpose being pending or, to the knowledge of the Corporation, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

(iv)
Auditor Comfort Letter. The Corporation causing its auditors to deliver to the Agents and the U.S. Affiliates (x) the comfort letter set forth in subparagraph (k)(i) of Section 3 of this Agreement, and (y) a comfort letter or comfort letters, dated the Closing Date, in form and substance satisfactory to the Agents, acting reasonably, bringing forward to a date not more than three (3) Business Days prior to the Closing Date, the information contained in the comfort letter referred to in (x), and in cases of both (x) and (y) such letters shall relate to the verification of the Financial Information and accounting data and other numerical data of a financial nature contained in the Offering Documents. Such letters shall further state that:

A.	such auditors are independent with respect to the Corporation within the meaning of applicable Canadian Securities Laws and United States Securities Laws;

B.
that in the opinion of such auditors, the audited financial statements of the Corporation included in the Offering Documents comply in all material respects with the applicable accounting requirements of applicable Canadian Securities Laws and United States Securities Laws; and

C.	shall address such other matters as the Agents shall reasonably request;

(v)
Opinion of Canadian Counsel to the Corporation. The Agents and the U.S. Affiliates receiving at the Closing Time on the Closing Date, favourable legal opinions by Fogler Rubinoff LLP, Canadian counsel to the Corporation and local counsel acceptable to counsel to the Corporation and counsel to the Agents, acting reasonably (who may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, public and exchange officials or of the auditors or transfer agent of the Corporation), to the effect set forth below and to such further effect as counsel to the Agents may reasonably request:

A.	the Corporation having been continued and existing under the laws of the Yukon Territory and has not been dissolved;

B.
each of the Material Subsidiaries has been incorporated and is existing under the laws of its jurisdiction of incorporation and is qualified to do business under the laws of each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary;

C.
the Corporation and the Material Subsidiaries have all necessary corporate powers to own, lease and operate their respective properties and assets and to conduct their respective businesses at and in the places where such properties and assets are now owned, leased or operated or such businesses are now conducted;

D.	the authorized capital of the Corporation consists of an unlimited number of common shares;

E.
the Corporation or its Subsidiaries are the registered owners of the issued and outstanding shares in the share capital of each of the Material Subsidiaries as set forth on Schedule “A” attached hereto;

F.
the Corporation has all necessary corporate power and capacity to execute and deliver each of the Transaction Documents, to issue the Unit Shares, to create and issue the Warrants, to issue the Warrant Shares upon exercise of the Warrants in accordance with their terms, to issue the Agents’ Units to be issued as part of the Agents' Fee, to issue the common shares of the Corporation upon exercise of the Agents’ Warrants issued as part of the Agents' Fee, to create, issue and grant the Compensation Options, to issue the Compensation Units issuable upon exercise of the Compensation Options in accordance with their terms and to issue the Compensation Warrant Shares upon the exercise of the Compensation Warrants in accordance with their terms;

G.
all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Preliminary Prospectus, the U.S. Preliminary Prospectus Supplement, the Final Prospectus, the U.S. Final Prospectus Supplement and any Supplementary Material and the filing thereof with the Qualifying Authorities and the SEC;

H.
all necessary corporate action having been taken by the Corporation to authorize the execution and delivery of each of the Transaction Documents and the performance of its respective obligations thereunder, and each of the Transaction Documents having been duly executed and delivered by the Corporation and constituting a legal, valid and binding obligation of, and being enforceable against, the Corporation in accordance with its respective terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver of contribution);

I.
the execution and delivery by the Corporation of each of the Transaction Documents, the fulfilment of the respective terms thereof by the Corporation, the issue, sale and delivery on the Closing Date of the Units to the Purchasers as contemplated herein, the issue, sale and delivery of the Warrant Shares upon exercise of the Warrants, the issue and delivery of the Agents’ Units to be issued as part of the Agents' Fee, the issue and delivery of the common shares of the Corporation issuable upon the exercise of the Agents’ Warrants issued as part of the Agents' Fee, the issue and delivery to the Agents of the Compensation Units upon the exercise of the Compensation Options and the issue and delivery of the Compensation Warrant Shares to the Agents on the exercise of the Compensation Warrants do not constitute or result in a breach of or a default under, and do not create a state of facts which, after notice or lapse of time or both, will constitute or result in a breach of, and will not conflict with, any of the terms, conditions or provisions of the constating documents or articles of the Corporation or any law or regulation of the Yukon Territory or the laws of Canada applicable therein;

J.	the Corporation being a “reporting issuer” (or its equivalent) not in default, in each of the Qualifying Provinces;

K.
all documents required to be filed by the Corporation and all proceedings required to be taken by the Corporation under applicable Canadian Securities Laws having been filed and taken in order to qualify the Distribution (or Distribution to the public, as the case may be) in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws thereof who have complied with the relevant provisions thereof;

L.	as to certain Canadian federal income tax matters, as described in the Final Prospectus under the heading “Eligibility for Investment”;

M.
the Unit Shares, the Warrant Shares issuable upon the exercise of the Warrants, the common shares of the Corporation issued as part of the Agents’ Fee, the common shares of the Corporation issuable upon the exercise of the Agents’ Warrants issued as part of the Agents’ Fee, the Compensation Shares issuable upon the exercise of the Compensation Options and the Compensation Warrant Shares issuable upon the exercise of the Compensation Warrants having been conditionally approved for listing on the TSX and will be posted for trading thereon upon satisfaction of the conditions thereto;

N.
the Unit Shares, the Warrant Shares issuable upon the exercise of the Warrants, the common shares of the Corporation issued as part of the Agents' Fee, the common shares of the Corporation issuable upon the exercise of the Agents’ Warrants issued as part of the Agents' Fee, when issued by the Corporation and payment received therefor, having been validly issued by the Corporation and being fully-paid and non-assessable shares in the capital of the Corporation and will not be subject to any hold period in Canada;

O.
the Warrants and Agents' Warrants when issued by the Corporation and payment received therefor, having each been duly created and validly issued by the Corporation and will not be subject to any hold period in Canada;

P.
the Compensation Options, when issued by the Corporation, having been duly created and validly issued and conform to all statements relating thereto in the Offering Documents and the Compensation Option Certificate;

Q.
the Compensation Shares and the Compensation Warrants issuable upon the exercise of the Compensation Options have been duly authorized and allotted for issuance and, upon the exercise of the Compensation Options in accordance with the provisions thereof, such Compensation Shares will be validly issued as fully paid and non-assessable common shares of the Corporation and such Compensation Warrants will be duly created and validly issued warrants of the Corporation and will not be subject to any hold period in Canada;

R.
the Compensation Warrant Shares issuable upon the exercise of the Compensation Warrants have been duly authorized and allotted for issuance and, upon the exercise of the Compensation Warrants in accordance with the provisions thereof, such Compensation Warrant Shares will be validly issued as fully paid and non-assessable common shares of the Corporation and will not be subject to any hold period in Canada.

S.	CIBC Mellon Trust Company at its office in the City of Toronto, Ontario has been appointed as the registrar and transfer agent for the common shares of the Corporation;

T.	the attributes of the Units, Agents’ Units and the Compensation Options conforming in all respects to the description thereof in the Final Prospectus; and

U.
a “10b-5” opinion to the effect that during the course of the Corporation’s preparation of the Final Prospectus and its participation in conferences with officers and other representatives of the Corporation, the Corporation’s independent public accountants, the Agents and their counsel, during which the contents of the Final Prospectus were discussed, and while it has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements made in the Final Prospectus except as explicitly set forth herein, nothing has come to its attention that lead it to believe that the Final Prospectus contained any untrue statement of a material fact (as such term is defined in the Securities Act (Ontario)) or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements and notes thereto and related schedules therein or other financial data derived from accounting records or incorporated therein and other than statistical, mineral reserve and resource and geological information, as to which such counsel is not expressing an opinion);

acceptable in all reasonable respects to Canadian counsel to the Agents, Fraser Milner Casgrain LLP;

(vi)
Opinion of U.S. Counsel to the Corporation with respect to Securities Matters. If any Units are sold in the United States, the Agents and the U.S. Affiliates receiving at the Closing Time on the Closing Date, a favourable legal opinion addressed to the Agents and the U.S. Affiliates dated the Closing Date, from Davis Graham & Stubbs LLP, United States securities counsel to the Corporation, to the effect set forth below and to such further effect as counsel to the Agents may reasonably request:

A.
No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or Colorado state governmental authority or Colorado regulatory body is required for the consummation of the transactions contemplated by the Agency Agreement, except such as have been obtained under the U.S. Securities Act or the U.S. Exchange Act and such as may be required under the blue sky laws of any jurisdiction;

B.
To such counsel’s knowledge and other than as set forth in the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement and Documents Incorporated by Reference, there are no legal or governmental proceedings pending in the United States to which the Corporation or any of its Subsidiaries is a party or of which any property of the Corporation or any of its Subsidiaries is subject that would, individually or in the aggregate, have a material adverse effect on the current consolidated financial position, shareholders’ equity or results of operation of the Corporation and its Subsidiaries; and to such counsel’s knowledge, no such proceedings are threatened or contemplated by United States federal or Colorado governmental authorities or threatened by others;

C.
Neither the issue and sale of the Units as described in the Offering Documents, nor the consummation of the transactions contemplated by the Agency Agreement and the performance of the terms of the Agency Agreement, (i) will result in a breach of or constitute a default under any agreement or instrument that is listed as an exhibit to the Registration Statement and to which the Corporation or any of its Subsidiaries is a party or bound, (ii) will contravene any law, rule or regulation of the United States of America or the State of Colorado or (iii) will contravene any order or decree of any court or United States government agency or instrumentality known to such counsel;

D.
The statements made in the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement under the caption “U.S. Federal Income Tax Considerations”, insofar as they purport to describe the material tax consequences under U.S. Federal Income Tax laws of an investment in the Units, fairly summarize the matters therein described;

E.	The Corporation is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the 1940 Act;

F.
The Registration Statement has become effective under the Securities Act and the filings of the U.S. Preliminary Prospectus Supplement and U.S. Final Prospectus Supplement have been made in the manner and within the time required by Rule 424 of the Securities Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the SEC;

G.
The Registration Statement as of its effective date and the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement at the date of each such prospectus and any further amendments thereto made by the Corporation prior to the date hereof comply as to form in all material respects with the requirements of the U.S. Securities Act and the rules and regulations thereunder (provided, however, such counsel need not express an opinion with respect to the financial statements and notes thereto and related schedules therein or other financial data derived from accounting records and other statistical, ore reserve and resource and geological information and projections);

H.
During the course of the Corporation’s preparation of the Registration Statement and the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement, such counsel participated in discussions with officers and other representatives of the Corporation and the Corporation’s independent public accountants, the Agents and their counsel, at which the contents of the Registration Statement and the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement were discussed, and while such counsel has not independently verified and is not passing upon the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectuses except as explicitly set forth in paragraph D hereof, no facts have come to such counsel’s attention that would lead such counsel to believe that the Registration Statement, as of its effective date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements and notes thereto and related schedules therein or other financial data derived from accounting records and other statistical, ore reserve and resource and geological information and projections included therein, as to which such counsel is not expressing an opinion); or that the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement, as of their dates or as of the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and notes thereto and related schedules therein or other financial data derived from accounting records and other statistical, ore reserve and resource and geological information and projections included therein, as to which such counsel is not expressing an opinion);

I.
Such counsel does not know of any United States or Colorado legal or governmental proceeding or any franchise, contract or other document required, as of the date of the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement, to be described in, or filed as an exhibit to, the Registration Statement or required to be described or incorporated by reference in the U.S. Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement, which has not been described, filed or incorporated by reference as required; and

J.	Any material required to be filed pursuant to Rule 433 under the U.S. Securities Act as an Issuer Free Writing Prospectus has been filed as required.

(vii)
TSX and AMEX Approval. At the Closing Time on the Closing Date, the Unit Shares, the Warrant Shares issuable upon the exercise of the Warrants, the common shares of the Corporation issued as part of the Agents' Fee, the common shares of the Corporation issuable on the exercise of Agents’ Warrants issued as part of the Agents' Fee, the Compensation Shares issuable upon the exercise of the Compensation Options and the Compensation Warrant Shares issuable upon the exercise of the Compensation Warrants having been listed, or conditionally listed, for trading on the TSX and the AMEX, subject only to the standard listing conditions of the TSX and the AMEX; and

(viii)
Title Opinions. The Agents receiving at the Closing Time title opinions in form and substance, and otherwise satisfactory to the Agents and the Agents’ counsel, acting reasonably, addressed to the Agents, the U.S. Affiliates and their counsel, in relation to the Black Fox Property and Montana Tunnels Property;

(ix)	FINRA Approval. The terms of this Agreement relating to the Agents' compensation shall have been approved, to the extent required, by the FINRA; and

(x)
Other Documentation. The Agents receiving at the Closing Time such further certificates, opinions of counsel and other documentation from the Corporation as may be contemplated herein or as the Agents or their counsel may reasonably require, provided, however, that the Agents or their counsel shall request any such certificate or document within a reasonable period prior to the Closing Time that is sufficient for the Corporation to obtain and deliver such certificate or document, and in any event, at least 48 hours prior to the Closing Time and provided further that any such further certificates, opinions or other documentation requested by the Agents are customary for financings of the nature contemplated hereby taking into account the nature of the business conducted by the Corporation and the Subsidiaries.

(b)
All terms and conditions set out in this Section 7 shall be construed as conditions and any breach or failure by the Corporation to comply with any such conditions in favour of the Agents shall entitle the Agents to terminate their obligations hereunder by written notice to that effect given to the Corporation prior to the Closing Time on the Closing Date. The Corporation shall use its commercially reasonable efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Agents may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that to be binding on the Agents, any such waiver or extension must be in writing.

Section 8	TERMINATION OF AGREEMENT

(a)
In addition to any other remedies which may be available to the Agents, each of the Agents shall be entitled, at its sole option, to terminate and cancel, without any liability on such Agent’s part, its obligations under this Agreement and the obligations of any Purchaser in relation to the Offering by giving written notice to the Corporation at any time prior to the applicable Closing Time if:

(i)
there should occur, in the sole opinion of such Agent, any material change or change in a material fact relating to the Corporation’s business, property, operations or affairs (including any existing fact that has not been publicly disclosed on the date hereof) which in the reasonable opinion of such Agent would reasonably be expected to have a material adverse effect on the market price or value of the Units or other securities of the Corporation;

(ii)
there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which in the opinion of such Agent materially adversely affects, or involves, or will materially adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation and its subsidiaries taken as a whole;

(iii)
the state of the financial markets in Canada or elsewhere where the Shares are offered is such that, in the reasonable opinion of Haywood (acting on behalf of the Agents), the Units cannot be marketed profitably or practically; or

(iv)
there is an inquiry, action, suit, investigation or other proceeding (whether formal or informal) by any Canadian or foreign federal, provincial, state, municipal or other Canadian or foreign government department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX and AMEX or any securities regulatory authority which, in the reasonable opinion of such Agent operates to prevent or restrict the trading of the common shares of the Corporation or any other securities of the Corporation or materially adversely affects or will materially adversely affect the financial markets or business, property, operations or affairs of the Corporation.

(b)
The Corporation agrees that all material terms and conditions of this Agreement shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its best efforts to cause such conditions to be complied with, and that any breach or failure by the Corporation to comply with any such conditions shall entitle any of the Agents to terminate their obligations to purchase the Units by notice to that effect given to the Corporation at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if such waiver or extension is in writing and signed by all of the Agents.

(c)
The Agents shall make reasonable best efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events referred to in paragraphs (a) or (b) of this Section 8, provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Agents to exercise this right at any time prior to or at the Closing Time.

(d)
The rights of termination contained in this section may be exercised by the Agents and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

(e)
If the obligations of the Agents are terminated under this Agreement pursuant to these termination rights, the Corporation’s liabilities to the Agents shall be limited to the Corporation’s obligations under Section 9, Section 10 and Section 12 of this Agreement.

Section 9	INDEMNITY

(a)
The Corporation covenants and agrees to protect, indemnify, and save harmless, each of the Agents and their respective U.S. Affiliates, and each of their respective directors, officers, employees, affiliates and agents and each person, if any, who controls any Agent or its U.S. broker-dealer affiliates within the meaning of section 15 of the U.S. Securities Act or section 20 of the U.S. Exchange Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (excluding loss of profits), including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the “Claims”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the representations, warranties, covenants, documents, transactions and other matters set out in this Agreement whether performed before or after the Corporation’s execution of this Agreement and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

(b)
This indemnity shall not be available to any Indemnified Party in relation to any losses, expenses, claims, actions, damages or liabilities incurred by the Corporation are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted primarily from the negligence, wilful misconduct of such Indemnified Party or a breach by the Indemnified Party of a provision of this Agreement.

(c)
In the event and to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable determines that an Indemnified Party was negligent, guilty of wilful misconduct or in breach of this Agreement in connection with a Claim in respect of which the Corporation has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party will reimburse such funds to the Corporation and thereafter this indemnity will not apply to such Indemnified Party in respect of such Claim. The Corporation agrees to waive any right the Corporation might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

(d)
In case any action, suit, proceeding or claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Corporation, the Indemnified Party will give the Corporation prompt written notice of any such action, suit, proceeding, claim or investigation of which the Indemnified Party has knowledge and the Corporation will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify will not relieve the Corporation of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Corporation of substantive rights or defences.

(e)
No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim, or investigation will be made without the Corporation’s consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld. Notwithstanding that the Corporation will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(i)	employment of such counsel has been authorized in writing by the Corporation;

(ii)	the Corporation has not assumed the defence of the action within a reasonable period of time after receiving notice of the claim;

(iii)
the named parties to any such claim include both the Corporation and the Indemnified Party and the Indemnified Party will have been advised by counsel to the Indemnified Party that there may be a conflict of interest between the Corporation and the Indemnified Party; or

(iv)	there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Corporation;

in which case such fees and expenses of such counsel to the Indemnified Party will be for the Corporation’s account. The rights accorded to the Indemnified Parties hereunder will be in addition to any rights an Indemnified Party may have at common law or otherwise.

(f)
The Corporation hereby constitutes Haywood as trustee for each of the other Indemnified Parties of the Corporation’s covenants under this indemnity with respect to such persons and Haywood agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

(g)
The Corporation agrees to reimburse the Agents monthly for the time spent by the Agents' personnel in connection with any Claim at their normal per diem rates. The Corporation also agrees that if any action, suit, proceeding or claim will be brought against, or an investigation commenced in respect of the Corporation or the Corporation and the Agents and personnel of the Agents will be required to testify, participate or respond in respect of or in connection with the Offering, the Agents will have the right to employ their own counsel in connection therewith and the Corporation will reimburse the Agents monthly for the time spent by its personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of the Agents' counsel.

Section 10	CONTRIBUTION

In the event that the indemnity provided for in Section 9 of this Agreement is unavailable for any reason (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or is insufficient to hold them harmless, the Corporation will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation or the Corporation’s shareholders on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Corporation will in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any amount in excess of the fees actually received by any Indemnified Parties hereunder.

Section 11	SEVERABILITY

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

Section 12	EXPENSES

It is understood and agreed that, whether or not the Offering closes, all expenses of or incidental to the sale of the Units shall be borne by the Corporation, including the fees, disbursements and any applicable tax payable thereon of counsel for the Agents (including the costs in connection with any FINRA corporate finance filing, if necessary, and review) incurred in connection with the Offering. The Corporation shall also be responsible for other reasonable “out-of-pocket expenses” of the Agents, with any single such “out-of-pocket” expense in excess of $5,000 or any such “out-of-pocket” expense in excess of $10,000 in the aggregate to be approved by the Corporation. The Agents’ legal fees and disbursements and GST payable thereon will be payable by the Corporation on receipt of an invoice therefor and in any event not later than the Closing Date.

Section 13	REMEDIES

The rights of termination contained in Section 8 of this Agreement are in addition to any other rights or remedies the Agents or any of them may have in respect of any default, act or failure to act or non-compliance with the Corporation in respect of any matters contemplated by this Agreement.

Section 14	OTHER OFFERINGS

Except for up to 2.5 million common shares of the Corporation which may be issued for certain property purchases, the Corporation agrees that it will not issue or agree to issue any securities of the Corporation, other than issuances: (i) under existing director or employee stock option, bonus or purchase plans, as detailed in the Corporation’s most recent information circular or under director or employee stock options or bonuses granted subsequently in accordance with regulatory approval; (ii) as a result of the exercise of currently outstanding share purchase warrants, convertible debentures or options or previously scheduled property payments, (iii) to RMB Resources as described in the Form 8-K filed with the SEC on July 2, 2008 and (iv) to St Andrew Goldfields Ltd. as described in the Form 8-K filed with the SEC on July 1, 2008, during the period beginning on the date hereof and ending 90 days after the Closing Date, without the written agreement of Haywood, such agreement not to be unreasonably withheld.

Section 15	SURVIVAL

All warranties, representations, covenants and agreements of the Corporation herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the sale by the Corporation of the Units and shall continue in full force and effect, regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by the Agents, or on their behalf, until the Survival Limitation Date. Without any limitation of the foregoing, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 16	TIME OF THE ESSENCE AND GOVERNING LAWS

Time shall be of the essence in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 17	NOTICES

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)	to the Corporation at:

Apollo Gold Corporation
5655 S. Yosemite Street, Suite 200
Greenwood Village, CO
U.S.A.
80111-3220
Attention:  R. David Russell
Telecopier:  (303) 524-3280

with a copy to:

Fogler Rubinoff LLP
1200 - 95 Wellington Street West
Toronto-Dominion Centre
Toronto, Ontario
M5J 2Z9

Attention:  Michael Hobart
Telecopier: (416) 941-8852

(b)	to the Agents at:

Haywood Securities Inc.
Brookfield Place, 181 Bay Street
Suite 2910, Box 808
Toronto, Ontario M5J 2T3

Attention: Greg McKenzie
Facsimile No.: (416) 507-2350

Blackmont Capital Inc.
Brookfield Place, 181 Bay Street
Suite 900
Toronto, Ontario M5J 2T3

Attention: Rick Vernon
Facsimile No.: (416) 864-9151

with a copy to:

Fraser Milner Casgrain LLP
Suite 3900, One First Canadian Place
100 King Street West
Toronto, Ontario
M5X 1B2

Attention:  Sander A.J.R. Grieve
Facsimile No.: (416) 863-4592

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if by facsimile, on the next business day after such notice or other communication has been facsimile (with receipt confirmed).

Section 18	ACTION BY AGENTS

All steps which must or may be taken by the Agents in connection with this Agreement with the exception of certain matters relating to termination contemplated by Section 8 of this Agreement, may be taken by Haywood on behalf of itself and the other Agents and the Corporation’s execution of this Agreement shall constitute the Corporation’s authority for accepting notification of any such steps from, and for delivering the definitive documents constituting the Units and the Compensation Options to, or to the order of, Haywood.

Section 19	NEWS RELEASES

The Corporation shall provide the Agents and their counsel with a copy of all news releases to be issued by the Corporation concerning the sale of Units contemplated hereby prior to the issuance thereof, and shall give the Agents and their counsel a reasonable opportunity to provide comments on any news release.

Section 20	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Corporation and the Agents in connection with the transactions described herein and supersedes all prior understandings, negotiations and discussions, whether oral or written, in relation to the transactions described herein.

Section 21	COUNTERPART SIGNATURE

This Agreement may be executed in one or more counterparts (including counterparts by facsimile) which, together, shall constitute an original copy hereof as of the date first noted above.

Section 22	ACCEPTANCE

If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier one originally executed copy to Haywood.

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Yours very truly,

HAYWOOD SECURITIES INC.

By:	/s/ Gregory McKenzie

BLACKMONT CAPITAL INC.

By:	/s/ Rick Vernon

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED as of this 9th day of July, 2008.

APOLLO GOLD CORPORATION

By:	/s/ R. D. Russell
Name: R. David Russell
Title: President and Chief Executive Officer

SCHEDULE “A”

SUBSIDIARIES

Name of Subsidiary	Percentage Owned (Directory or Indirectly)	Jurisdiction
Apollo Gold Inc.	100%	Delaware
Montana Tunnels Mining, Inc.	100%	Delaware
Mine Development Finance, Inc.	100%	Delaware
Minera Sol De Oro S.A. de C.V.	100%	Mexico
Minas de Argonautas, S. de R. L. de C.V.	100%	Mexico